UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2019

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Presented below are the voting results for the proposals (described in detail in our proxy statement filed with the Securities and Exchange Commission on April 12, 2019) submitted to our stockholders at our Annual Meeting of Stockholders held on May 30, 2019:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2020 annual meeting of stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	143,752,684	10,208,570	7,363,080
Jordan L. Kaplan	151,717,058	2,244,196	7,363,080
Kenneth M. Panzer	143,195,584	10,765,670	7,363,080
Christopher H. Anderson	123,067,503	30,893,751	7,363,080
Leslie E. Bider	149,040,378	4,920,876	7,363,080
Dr. David T. Feinberg	151,833,434	2,127,820	7,363,080
Virginia A. McFerran	123,073,824	30,887,430	7,363,080
Thomas E. O'Hern	133,102,677	20,858,577	7,363,080
William E. Simon, Jr.	113,871,178	40,090,076	7,363,080

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

158,197,928	3,091,379	35,027	—

Proposal 3. Our 2018 executive compensation was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

104,984,282	47,794,048	1,182,922	7,363,082

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	May 31, 2019	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer